Exhibit 99.1

BRIGHTVIEW REPORTS FIRST QUARTER FISCAL 2019 RESULTS, REAFFIRMS FULL YEAR FISCAL 2019 GUIDANCE

Total revenue of $526.0 million for the first fiscal quarter of 2019

GAAP Net Loss of $8.8 million, or ($0.09) per share, Adjusted EBITDA of $50.1 million and Adjusted Net Income of $10.4 million, or $0.10 per share

Reaffirms full year fiscal 2019 guidance of $2.4 billion to $2.47 billion in Total Revenue and $310 million to $318 million in Adjusted EBITDA

PLYMOUTH MEETING, PA, February 7, 2019 -- BrightView Holdings, Inc. (NYSE: BV) (the “Company” or “BrightView”), the leading commercial landscaping services company in the United States, today reported unaudited results for the first quarter ended December 31, 2018.

First Quarter Fiscal 2019 Highlights

•

Total Revenues for the quarter totaled $526.0 million, a 4.6% decline versus the prior year quarter, with 3.5% lower Maintenance Services Segment revenues and 7.5% lower Development Services Segment revenues;

•	Net Loss of $8.8 million, or ($0.09) per share or net loss margin of 1.7%, compared to Net Income of $19.3 million, or $0.25 per share or net income margin of 3.5%, in the prior year quarter;
•	Adjusted EBITDA of $50.1 million, or 24.5% below the prior year quarter, with an Adjusted EBITDA margin of 9.5%;
•	Adjusted Net Income of $10.4 million, or $0.10 per share, compared to Adjusted Net Income of $13.4 million, or $0.17 per share, in the prior year quarter.

“Our financial results reflect the challenging prior-year hurricane comparisons, our strategic Managed Exit initiative and other operating conditions that we highlighted in our guidance on our November 2018 earnings conference call, as well as a slow start to the season for our snow removal services.  Since we planned for these seasonal and episodic factors, we are not changing our outlook for full fiscal 2019.  Our net new sales, which will benefit the upcoming ‘green’ maintenance season, are the highest they have been in three years; our development project bookings are ahead of last year’s pace and our strong-on-strong acquisition strategy already has added three companies with enough expected revenue impact to reach our full year fiscal 2019 target of $75 million,” said Andrew Masterman, BrightView President and Chief Executive Officer.  “As we move through the year we will build on our best-in-class operating foundation by executing against our key growth drivers of maximizing existing customer relationships, adding new customers to our portfolio, and expanding our national footprint.”

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 2.33839-for-one reverse stock split of the Company’s common stock effected on June 8, 2018.  Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Free Cash Flow and Adjusted Earnings per Share are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” sections for more information.

Fiscal 2019 Results – Total BrightView

Total BrightView - Operating Highlights
	Three Months Ended December 31,
($ in millions, except per share figures)	2018	2017	Change
Revenue	$526.0	$551.1	(4.6%)
Net (loss) income	$(8.8)	$19.3	-145.7%
Adjusted EBITDA	$50.1	$66.4	(24.5%)
Adjusted EBITDA Margin	9.5%	12.1%	-260 bps
Adjusted Net Income	$10.4	$13.4	(22.4%)
Earnings per Share, GAAP	$(0.09)	$0.25	-136.0%
Earnings per Share, Adjusted	$0.10	$0.17	(41.6%)

For the first quarter fiscal 2019, total revenue decreased 4.6% to $526.0 million due to a decline in the Maintenance Services Segment and Development Services Segment revenue.  Total Adjusted EBITDA declined 24.5% driven by decreases in the Maintenance Services Segment, due to hurricane and snow removal comparisons, and the Development Services Segment Adjusted EBITDA, due mostly to comparisons with large project work in the prior year, as discussed further below.

Fiscal 2019 Results – Segments

Maintenance Services - Operating Highlights
	Three Months Ended December 31,
($ in millions)	2018	2017	Change
Landscape Maintenance	$344.6	$353.1	(2.4%)
Snow Removal	$48.0	$53.6	(10.5%)
Total Revenue	$392.5	$406.7	(3.5%)
Adjusted EBITDA	$48.7	$60.6	(19.6%)
Adjusted EBITDA Margin	12.4%	14.9%	-250 bps
Capital Expenditures	$11.1	$6.7	66.3%

For the first quarter fiscal 2019, revenue in the Maintenance Services Segment decreased 3.5% to $392.5 million.  Landscape Maintenance Services revenue decreased 2.4%.  Acquisitions added 6.4% but were partially offset by an 8.9% negative revenue contribution from commercial landscaping.  Within this result, was a difficult comparison with the revenue related to Hurricane Irma and Maria clean-up, the final quarterly impact from the prior-year turnover of national accounts, and lower revenue due to Managed Exits as the Company strategically reduced the number of less profitable accounts established in previous years.  Snow removal services revenue decreased 10.5% due to lower year-over-year snowfall in key geographies.

Adjusted EBITDA for the Maintenance Services Segment in the quarter decreased 19.6% to $48.7 million, with the Adjusted EBITDA margin decreasing 250 basis points versus the prior year quarter.  The decline in segment profitability was mainly a result of higher-margin hurricane clean-up activity in the first quarter of fiscal 2018 and a decline in the contribution from snow removal services due to timing and below average snowfall during the quarter compared to the prior year quarter.

Development Services - Operating Highlights
	Three Months Ended December 31,
($ in millions)	2018	2017	Change
Revenue	$134.4	$145.2	(7.5%)
Adjusted EBITDA	$17.0	$20.5	(16.8%)
Adjusted EBITDA Margin	12.7%	14.1%	-140 bps
Capital Expenditures	$3.2	$0.9	250.6%

Revenues for the Development Services Segment decreased 7.5% to $134.4 million for the first quarter fiscal 2019.  Project revenue derived from Maintenance Services acquisitions contributed to offset a comparison against the prior year period due to timing of work performed on certain large projects.

Adjusted EBITDA for the Development Services Segment decreased 16.8% to $17.0 million in the quarter, negatively affected by the decrease in net revenue described above, coupled with an increase in costs related to timing of work performed.

Total BrightView Cash Flow Metrics
	Three Months Ended December 31,
($ in millions)	2018	2017	Change
Cash Provided by Operating Activities	$6.4	$82.5	(92.2%)
Adjusted Free Cash Flow	$(9.1)	$75.0	(112.1%)
Capital Expenditures	$17.3	$29.8	(41.8%)

Net cash provided by operating activities for the quarter ended December 31, 2018 was $6.4 million, compared to $82.5 million for the prior year.  Adjusted Free Cash Flow for the quarter ended December 31, 2018 was cash used of $9.1 million, a decrease in cash generation of $84.1 million over the prior year.  The decreases are reflective of lower working capital in the quarter primarily driven by timing of payments of accounts payables and other liabilities.

For the quarter ended December 31, 2018, capital expenditures were $17.3 million, compared with $29.8 million last year, driven by the purchase of legacy ValleyCrest facilities for $21.6 million in the prior year period. The Company also generated proceeds from the sale of property and equipment of $1.8 million and $0.7 million in the first quarters of fiscal 2019 and 2018, respectively.  Net of the legacy asset purchase and the proceeds from the sale of property and equipment in each year, capital expenditures represented 3.0% and 1.4% of revenue in the first quarters of fiscal 2019 and 2018, respectively.

Total BrightView Balance Sheet Metrics
($ in millions)	December 31, 2018	September 30, 2018	Change
Total Financial Debt[1]	$1,179.1	$1,184.4	(0.4%)
Total Cash & Equivalents	$17.7	$35.2	(49.7%)
Total Net Financial Debt[2] to Adjusted EBITDA ratio	4.1x	3.8x	-0.3x
[1]Total Financial Debt includes total long-term debt, net of original issue discount, and capital lease obligations
[2]Total Net Financial Debt equals Total Financial Debt minus Total Cash & Equivalents

As of December 31, 2018, the Company’s Total Net Financial Debt was $1.161 billion, an increase of $12.2 million compared to $1.149 billion at the prior fiscal year end.  Combined with lower Adjusted EBITDA generation for the quarter, the change in the Company’s net debt led to a Total Net Financial Debt to Adjusted EBITDA ratio of 4.1x as of December 31, 2018.

Recent Developments

Acquisition of Emerald Landscape Company, Inc.

On January 10, BrightView announced that it had acquired Emerald Landscape Company, Inc. (“Emerald”), a preeminent commercial landscaping company located in California’s Bay Area. Terms of the transaction were not disclosed.

Emerald specializes in commercial landscape maintenance, enhancement, tree care, turf management and irrigation services, employing more than 200 highly skilled team members. It operates branches in the key Bay Area markets of Livermore, Hayward, Concord, San Jose, Manteca, and Tracy.

Acquisition of Benchmark Landscapes

At the beginning of February, BrightView acquired Benchmark Landscapes, LLC (“Benchmark”), a leading commercial landscape service company in Central Texas.  Terms of the transaction were not disclosed.

Benchmark offers a full suite of commercial landscaping solutions, including grounds management, landscape enhancement and arbor services.  With over 200 employees, the company covers a service area from Austin to San Antonio, inclusive of the San Marcos and New Braunfels areas as well as Corpus Christi.

Conference Call Information

A conference call to discuss the first quarter fiscal 2019 financial results is scheduled for February 7, 2019, at 10 a.m. Eastern Standard Time. The U.S. toll free dial-in for the conference call is (877) 273-7124 and the international dial-in is (647) 689-5396.  The conference passcode is 7383949. A live audio webcast of the conference call will be available on the Company’s investor website https://investor.brightview.com, where presentation materials will be posted prior to the call.

A telephone replay will be available shortly after the broadcast through February 14, 2019, by dialing 800-585-8367 from the U.S., and entering conference passcode 7383949. A replay of the audio webcast also will be archived on the Company’s investor website.

About BrightView

BrightView is the largest provider of commercial landscaping services in the United States. Through its team of approximately 20,000 employees, BrightView provides services ranging from landscape maintenance and enhancements to tree care and landscape development for thousands of customers’ properties, including corporate and commercial properties, HOAs, public parks, hotels and resorts, hospitals and other healthcare facilities, educational institutions, restaurants and retail, and golf courses, among others.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and factors, including general economic and financial conditions; competitive industry pressures; the failure to retain certain current customers, renew existing customer contracts and obtain new customer contracts; a determination by customers to reduce their outsourcing or use of preferred vendors; the dispersed nature of our operating structure; our ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; the seasonal nature of our landscape maintenance services; our dependence on weather conditions; increases in prices for raw materials and fuel; product shortages and the loss of key suppliers; our ability to accurately estimate costs of a contract; the conditions and periodic fluctuations of real estate markets, including residential and commercial construction; our ability to retain our executive management and other key personnel; our ability to attract and retain trained workers and third-party contractors and re-employ seasonal workers; any failure to properly verify employment eligibility of our employees; subcontractors taking actions that harm our business; our recognition of future impairment charges; laws and governmental regulations, including those relating to employees, wage and hour, immigration, human health and safety and transportation; environmental, health and safety laws and regulations; the impact of any adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations; increase in on-job accidents involving employees; any failure, inadequacy, interruption, security failure or breach of our information technology systems; any failure to protect the security of personal information about our customers, employees and third parties; our ability to adequately protect our intellectual property; occurrence of natural disasters, terrorist attacks or other external events; our ability to generate sufficient cash flow to satisfy our significant debt service obligations; our ability to obtain additional financing to fund future working capital, capital expenditures, investments or acquisitions, or other general corporate requirements; restrictions imposed by our debt agreements that limit our flexibility in operating our business; increases in interest rates increasing the cost of servicing our substantial indebtedness; and counterparty credit worthiness risk or risk of non-performance with respect to derivative financial instruments.  Additional factors that could cause BrightView’s results to differ materially from those described in the forward-looking statements can be found under “Item 1A. Risk Factors” in our Form 10-K for the fiscal year ended September 30, 2018, and our quarterly report on Form 10-Q for the first quarter fiscal 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “Adjusted EBITDA”, “Adjusted EBITDA Margin”, “Adjusted Net Income” “Adjusted Earnings per Share” and “Adjusted Free Cash Flow”. We believe Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings per Share and Adjusted Free Cash Flow assist investors and in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management regularly uses these measures as tools in evaluating our operating performance, financial performance and liquidity. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings per Share and Adjusted Free Cash Flow to supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. In addition, we believe that Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income per Share and Adjusted Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings per Share and Adjusted Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, as further adjusted to exclude certain non-cash, non-recurring and other adjustment items.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA, defined above, divided by Net Service Revenues.

Adjusted Net Income: We define Adjusted Net Income as net income (loss) including interest and depreciation, and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions and the removal of the discrete tax items.

Adjusted Earnings per Share: We define Adjusted Earnings per Share as Adjusted Net Income divided by the weighted average number of common shares outstanding for the period.

Adjusted Free Cash Flow: We define Adjusted Free Cash Flow as cash flows from operating activities less capital expenditures, net of proceeds from the sale of property and equipment, further adjusted for the acquisition of certain legacy properties associated with our acquired ValleyCrest business.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings per Share and Adjusted Free Cash Flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

INVESTOR RELATIONS CONTACT: MEDIA CONTACT:

Daniel Schleiniger, VP of Investor Relations Fred Jacobs, VP of Communications & Public Affairs

484.567.7148484.567.7244

Daniel.Schleiniger@BrightView.comFred.Jacobs@BrightView.com

BrightView Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

(in millions)*	December 31, 2018	September 30, 2018
Assets
Current assets:
Cash and cash equivalents	$17.7	$35.2
Accounts receivable, net	298.1	317.1
Unbilled revenue	93.2	99.9
Inventories	25.2	23.8
Other current assets	58.2	55.2
Total current assets	492.5	531.2
Property and equipment, net	255.4	256.8
Intangible assets, net	275.3	290.5
Goodwill	1,769.2	1,766.8
Other assets	44.5	46.7
Total assets	2,836.9	2,891.9
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$81.1	$93.6
Current portion of long-term debt	10.4	13.0
Deferred revenue	77.4	72.5
Current portion of self-insurance reserves	43.9	34.5
Accrued expenses and other current liabilities	85.4	117.9
Total current liabilities	298.2	331.5
Long-term debt, net	1,139.6	1,141.3
Deferred tax liabilities	62.6	67.2
Self-insurance reserves	82.4	93.4
Other liabilities	33.1	31.2
Total liabilities	1,616.1	1,664.6
Stockholders’ equity:
Preferred stock, $0.01 par value; 50 shares authorized; no shares issued or outstanding as of December 31, 2018 and September 30, 2018	—	—
Common stock, $0.01 par value; 500 shares authorized; 105 and 104 shares issued and outstanding as of December 31, 2018 and September 30, 2018, respectively	1.1	1.0
Additional paid-in-capital	1,432.2	1,426.3
Accumulated deficit	(199.6)	(189.6)
Accumulated other comprehensive loss	(12.9)	(10.4)
Total stockholders’ equity	1,220.8	1,227.3
Total liabilities and stockholders’ equity	$2,836.9	$2,891.9

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	December 31, 2018	December 31, 2017
(in millions)*
Net service revenues	$526.0	$551.1
Cost of services provided	394.1	408.5
Gross profit	131.9	142.6
Selling, general and administrative expense	110.1	119.8
Amortization expense	15.1	31.0
Income (loss) from operations	6.6	(8.3)
Other (expense) income	(1.5)	1.0
Interest expense	17.1	24.9
Loss before income taxes	(12.0)	(32.2)
Income tax benefit	3.1	51.5
Net (loss) income	$(8.8)	$19.3
(Loss) earnings per share:
Basic and Diluted	$(0.09)	$0.25

BrightView Holdings, Inc.

Segment Reporting

(Unaudited)

	Three Months Ended
	December 31, 2018	December 31, 2017
(in millions)*
Maintenance Services	$392.5	$406.7
Development Services	134.4	145.2
Eliminations	(0.9)	(0.8)
Net Service Revenues	$526.0	$551.1
Maintenance Services	$48.7	$60.6
Development Services	17.0	20.5
Corporate	(15.6)	(14.6)
Adjusted EBITDA	$50.1	$66.4
Maintenance Services	11.1	6.7
Development Services	3.2	0.9
Corporate	3.1	22.2
Capital Expenditures	$17.3	$29.8

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31, 2018	December 31, 2017
(in millions)*
Cash flows from operating activities:
Net (loss) income	$(8.8)	$19.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	19.3	21.1
Amortization of intangible assets	15.1	31.0
Amortization of financing costs and original issue discount	0.9	2.7
Deferred taxes	(3.8)	(52.6)
Equity-based compensation	5.9	1.5
Hedge ineffectiveness and realized (loss) gains	-	1.5
Provision for doubtful accounts	0.9	0.2
Other non-cash activities, net	(0.7)	3.1
Change in operating assets and liabilities:
Accounts receivable	18.3	31.0
Unbilled and deferred revenue	9.6	9.6
Inventories	(1.2)	1.5
Other operating assets	(0.5)	(16.0)
Accounts payable and other operating liabilities	(48.7)	28.6
Net cash provided by operating activities	6.4	82.5
Cash flows from investing activities:
Purchase of property and equipment	(17.3)	(29.8)
Proceeds from sale of property and equipment	1.8	0.7
Business acquisitions, net of cash acquired	(1.9)	(3.2)
Other investing activities, net	0.1	(0.3)
Net cash used in investing activities	(17.3)	(32.7)
Cash flows from financing activities:
Repayments of capital lease obligations	(1.5)	(1.2)
Repayments of debt	(5.2)	(7.5)
Proceeds from issuance of common stock, net of share issuance costs	-	0.1
Proceeds from receivables financing agreement	-	20.0
Repurchase of common stock and distributions	-	(0.5)
Net cash (used in) provided by financing activities	(6.7)	10.9
Net change in cash and cash equivalents	(17.5)	60.7
Cash and cash equivalents, beginning of period	35.2	12.8
Cash and cash equivalents, end of period	$17.7	$73.5

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended December 31,
(in millions)*	2018	2017
Adjusted EBITDA
Net loss	$(8.8)	$19.3
Plus:
Interest expense, net	17.1	24.9
Income tax benefit	(3.1)	(51.5)
Depreciation expense	19.3	21.1
Amortization expense	15.1	31.0
Establish public company financial reporting compliance (a)	0.4	2.6
Business transformation and integration costs (b)	4.2	16.8
Equity-based compensation (c)	5.9	1.5
Management fees (d)	—	0.6
Adjusted EBITDA	$50.1	$66.4
Adjusted Net Income
Net loss	$(8.8)	$19.3
Plus:
Amortization expense	15.1	31.0
Establish public company financial reporting compliance (a)	0.4	2.6
Business transformation and integration costs (b)	4.2	16.8
Equity-based compensation (c)	5.9	1.5
Management fees (d)	—	0.6
Income tax adjustment (e)	(6.4)	(58.6)
Adjusted Net Income	$10.4	$13.4
Free Cash Flow and Adjusted Free Cash Flow
Cash flows from operating activities	$6.4	$82.5
Minus:
Capital expenditures	17.3	29.8
Plus:
Proceeds from sale of property and equipment	1.8	0.7
Free Cash Flow	$(9.1)	$53.4
Plus:
ValleyCrest land and building acquisition (f)	—	21.6
Adjusted Free Cash Flow	$(9.1)	$75.0

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(a)

Represents costs incurred to establish public company financial reporting compliance, including costs to comply with the requirements of Sarbanes-Oxley and the accelerated adoption of the new revenue recognition standard (ASU 2014-09 – Revenue from Contracts with Customers), and other miscellaneous costs.

(b)

Business transformation and integration costs consist of (i) severance and related costs; (ii) vehicle fleet rebranding costs; (iii) business integration costs and (iv) information technology infrastructure transformation costs and other.

	Three Months Ended December 31,
(in millions)*	2018	2017
Severance and related costs	$0.5	$2.6
Rebranding of vehicle fleet	0.3	10.2
Business integration	1.1	—
IT Infrastructure transformation and other	2.3	4.0
Business transformation and integration costs	$4.2	$16.8
(c)	Represents equity-based compensation expense recognized for equity incentive plans outstanding, including $4.0 million related to the IPO in the three months ended December 31, 2018.
(d)	Represents fees paid pursuant to a monitoring agreement terminated on July 2, 2018 in connection with the completion of the IPO.
(e)

Represents the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of the applicable discrete tax items, which collectively result in a reduction of income tax. The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances. Discrete tax items include changes in laws or rates, changes in uncertain tax positions relating to prior years and changes in valuation allowances. The three months ended December 31, 2017 amount includes a $40.5 million benefit recognized as a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the U.S. Tax Cuts and Jobs Act.

	Three Months Ended December 31,
(in millions)*	2018	2017
Tax impact of pre-tax income adjustments	$5.8	$18.1
Discrete tax items	0.6	40.5
Income tax adjustment	$6.4	$58.6

(f)	Represents the acquisition of legacy ValleyCrest land and buildings in October 2017.

(*) Amounts may not total due to rounding.